FOR IMMEDIATE RELEASE

Contact: Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048

Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009

Atlanta, Georgia, February 16, 2010 — Genuine Parts Company (NYSE: GPC) reports sales and earnings for the fourth quarter and year ended December 31, 2009.

Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that sales in 2009 were $10.1 billion, down 9% compared to 2008. Net income for the year was $399.6 million, a decrease of 16% compared to $475.4 million in 2008. Earnings per share on a diluted basis were $2.50, down 14% compared to $2.92 in 2008.

Mr. Gallagher stated, “The effects of the economic slowdown, which we began to experience in the final quarter of 2008, adversely impacted the results in all four of the business segments throughout 2009. The Automotive Group reported a 2% sales decrease for the year and S.P. Richards, our Office Products Group, was down 5% for 2009. The difficult economy most significantly impacted our two businesses serving the manufacturing sector of the economy. Motion Industries, our Industrial Group, had an 18% sales decrease for the year, and EIS, our Electrical Group, had a 26% decrease.”

Mr. Gallagher added, “2009 turned out to be one of the most challenging years in the history of Genuine Parts Company. Fortunately, we were able to maintain a strong balance sheet and finish the year in excellent financial condition. In fact, the Company generated record cash flows in 2009. Additionally, we continue to have confidence in the long-term positive fundamentals for all four of our businesses and we feel that we are positioned to show improved sales and earnings as the economy turns.”

Fourth Quarter 2009

Sales decreased 2% to $2.47 billion in the fourth quarter ended December 31, 2009, compared to $2.52 billion for the same period in 2008. Diluted earnings per share in the fourth quarter were 62 cents, up 13% compared to 55 cents per share for the fourth quarter of 2008.

In reviewing the quarter, Mr. Gallagher commented, “We are encouraged by the sequential improvement across all of our business segments during the final quarter. In the fourth quarter of 2009, our Automotive sales were up 6%, our Office Products Group was down 4%, our Industrial Group sales were down 11% and our Electrical Group was down 12%.”

Mr. Gallagher concluded, “We observed some early signs of improving market conditions in the latter part of 2009 and we feel this bodes well for a stronger performance in 2010. We are fortunate to operate in four good industries.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter, the year and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 53858190. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 53858190, two hours after the completion of the call until 12:00 a.m. EST on March 3, 2010.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market for the Company’s products and services, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in financial markets, including particularly the capital and credit markets, impairment of financial institutions, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our Form 10-Q, 10-K, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,471,214	$2,520,190	$10,057,512	$11,015,263
Cost of goods sold	1,703,754	1,768,401	7,047,750	7,742,773

	767,460	751,789	3,009,762	3,272,490
Selling, administrative & other expenses	604,719	601,555	2,365,597	2,504,022

Income before income taxes	162,741	150,234	644,165	768,468
Income taxes	63,574	62,450	244,590	293,051

Net income	$99,167	$87,784	$399,575	$475,417

Basic net income per common share	$.62	$.55	$2.51	$2.93
Diluted net income per common share	$.62	$.55	$2.50	$2.92
Weighted average common shares outstanding	159,144	159,452	159,410	162,351
Dilutive effect of stock options and
non-vested restricted stock awards	376	457	297	635

Weighted average common shares outstanding –
assuming dilution	159,520	159,909	159,707	162,986

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,264,646	$1,194,018	$5,225,389	$5,321,536
Industrial	736,582	828,364	2,885,782	3,514,661
Office Products	383,849	400,347	1,639,018	1,732,514
Electrical/Electronic Materials	89,702	102,177	345,808	465,889
Other (1)	(3,565)	(4,716)	(38,485)	(19,337)

Total net sales	$2,471,214	$2,520,190	$10,057,512	$11,015,263

Operating profit:
Automotive	$75,026	$67,468	$387,945	$385,356
Industrial	60,240	71,871	162,353	294,652
Office Products	27,023	29,406	126,104	144,127
Electrical/Electronic Materials	7,694	7,546	25,254	36,721

Total operating profit	169,983	176,291	701,656	860,856
Interest expense, net	(6,602)	(7,970)	(27,112)	(29,847)
Other, net	(640)	(18,087)	(30,379)	(62,541)

Income before income taxes	$162,741	$150,234	$644,165	$768,468

Capital expenditures	$20,085	$44,935	$69,445	$105,026

Depreciation and amortization	$22,917	$22,229	$90,411	$88,698

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2009	2008
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$336,803	$67,777
Trade accounts receivable, net	1,187,075	1,224,525
Merchandise inventories, net	2,214,076	2,316,880
Prepaid expenses and other current assets	294,874	262,238

TOTAL CURRENT ASSETS	4,032,828	3,871,420
Goodwill and other intangible assets, less accumulated amortization	171,532	158,825
Deferred tax asset	167,722	218,503
Other assets	147,583	114,337
Net property, plant and equipment	485,024	423,265

TOTAL ASSETS	$5,004,689	$4,786,350

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,094,347	$1,009,423
Income taxes payable	42,988	24,685
Dividends payable	63,586	62,148
Other current liabilities	207,363	190,847

TOTAL CURRENT LIABILITIES	1,408,284	1,287,103
Long-term debt	500,000	500,000
Other long-term liabilities	166,836	103,264
Retirement and other post-retirement benefit liabilities	300,197	502,605
Noncontrolling interests in subsidiaries	8,042	69,046
Common stock	158,918	159,443
Retained earnings and other	2,462,412	2,164,889

TOTAL EQUITY	2,629,372	2,393,378

TOTAL LIABILITIES AND EQUITY	$5,004,689	$4,786,350

NOTE: Certain prior period amounts have been reclassified to conform to the current year presentation.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2009	2008
	(in thousands)
OPERATING ACTIVITIES:
Net income	$399,575	$475,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,411	88,698
Other	33,404	(28,546)
Changes in operating assets and liabilities	321,908	(5,260)

NET CASH PROVIDED BY OPERATING ACTIVITIES	845,298	530,309
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(69,445)	(105,026)
Acquisitions and other	(122,161)	(109,308)
Purchase of properties under construction and lease agreement	(72,814)	—

NET CASH USED IN INVESTING ACTIVITIES	(264,420)	(214,334)
FINANCING ACTIVITIES:
Stock options exercised	1,878	821
Excess tax expense from share-based compensation	(684)	(586)
Dividends paid	(253,558)	(251,808)
Changes in cash overdraft position	(52,000)	52,000
Purchase of stock	(26,019)	(273,000)

NET CASH USED IN FINANCING ACTIVITIES	(330,383)	(472,573)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	18,531	(7,462)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	269,026	(164,060)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	67,777	231,837

CASH AND CASH EQUIVALENTS AT END OF YEAR	$336,803	$67,777